UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2007

CLEAN POWER CONCEPTS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-133710

(Commission File Number)

98-0490694

(IRS Employer Identification No.)

Suite 290 – 601 Cordova Street, Vancouver, BC V6B 1G1

(Address of principal executive offices and Zip Code)

604-488-0266

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

We have announced that we intend to proceed with a private placement equity financing with accredited European and US investors. The offering will be a non-brokered private placement amounting to US$1,001,000, consisting of a maximum of 715,000 units (each, a "Unit") at an offering price of US$1.40 per Unit. Each Unit will consist of one share of common stock, par value $0.001, and one warrant (each, a "Warrant"), exercisable for 24 months from the closing of the offering. The exercise price for each Warrant is priced at US$2.00.

The securities offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

We intend to use the net proceeds of the private placement for working capital and general corporate purposes including acquisitions and capital purchases.

Item 9.01	Financial Statements and Exhibits.
99.1	Press release regarding plan to offer $1 million private placement with accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS INC.

/s/ Cory Turner

Cory Turner

President, CEO, CFO, Secretary, Treasurer and Director

Date: May 25, 2007

CW1221761.1